Exhibit 3.1

AMENDMENT TO THE AMENDED AND RESTATED BY-LAWS

OF

MUSCLEPHARM CORPORATION

The Amended and Restated By-Laws (the “Bylaws”) of MUSCLEPHARM CORPORATION, a Nevada corporation (the “Corporation”), as certified by the secretary of the Corporation on August 26, 2015, are hereby amended as follows:

Section 1 to Article III of the Bylaws is amended and restated as follows:

“Section 1. Number and Election of Directors. The Board of Directors shall consist of a minimum of one member and a maximum of nine members, the exact number of which shall be fixed by the Board of Directors, with one director serving as the Executive Chairman of the Board of Directors. The number of directors may be increased above nine by action of the stockholders or directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.”

Article IV of the Bylaws is amended and restated as follows:

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be an Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director and may be an Executive Chairman), and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Articles of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon an-other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 5. Executive Chairman, Chief Executive Officer and President. Subject to the control of the Board of Directors, the Chief Executive Officer shall supervise and direct generally all the business and affairs of the Corporation. The Executive Chairman shall have such powers and perform such duties as may be assigned by the Board of Directors. The President shall have such powers and perform such duties as may be assigned by the Board of Directors, the Executive Chairman, or the Chief Executive Officer. In case of the absence or disability of the Chief Executive Officer or a vacancy in the office, the President shall exercise all the powers and perform all the duties of the Chief Executive Officer. The Board of Directors may elect one or more persons to be the President and/or Chief Executive Officer of a division or business unit of the Corporation.

Section 6. Vice-Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall perform such other-duties and have such other powers as the Board of Directors, the Chief Executive Officer, the Chief Executive Officer, or the President from time to time may prescribe. If there be no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Executive Chairman, the Chief Executive Officer, or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any' other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by Law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render unto the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Executive Chairman, the President, any Vice-President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Executive Chairman, Chief Executive Officer, or the President, any Vice-President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

CERTIFICATION

I hereby certify that I am the duly appointed and acting Secretary of MUSCLEPHARM CORPORATION and that the foregoing amendment to the Amended and Restated Bylaws of MUSCLEPHARM CORPORATION was duly adopted and approved by unanimous written consent of the Board of Directors held on the date set forth above.

Dated this 26th day of August 2015.

/s/John Price
John Price, Secretary